EXHIBIT 99.2
Item 5(c)

The Reporting Persons’ transactions in the Shares prior to December 22, 2025, the date on which the original Schedule 13D was filed, are listed below.

Name of Reporting Person	Date of Purchase	Number of Shares Purchased(1)	Purchase Price	Total Beneficial Ownership(1)	Percentage of Outstanding Shares as Reported on 11.14.25(2)	Percentage of Outstanding Shares as Reported on 12.17.25(3)
Endeavor Blockchain, LLC
	11/13/2025	12,000	AWP 12.67 (range of $12.00 to $13.20) Total $152,000.40	12,000	1.0%	<1%
	11/24/2025	81,914	AWP $5.42 (range of $4.95 to $7.20) Total $707,046.10	93,914	8.2%	2.8%
	11/25/2025	56,086	AWP $4.88 (Range of $4.72 to $5.66) Total $273,524.10	150,000	13.1%	4.5%
	11/26/2025	50,000	AWP $3.99 (range of $4.62 to $5.30) Total $252,874.10	200,000	17.5%	6.1%
	11/28/2025	1,000	$5.23 Total $5,230.00	201,000	17.6%	6.1%
	12/1/2025	29,000	AWP $4.83 (range of $4.59 to $4.99) Total $140,026.00	230,000	20.1%	7.0%
	12/2/2025	17,150	AWP $4.90 (range of $4.70 to $5.36) Total $84,087.13	247,150	21.6%	7.5%
	12/3/2025	52,850	AWP $4.85 (range of $4.71 to $5.18) Total $256,754.50	300,000	26.2%	9.1%
	12/5/2025	99,811	AWP $4.41 (range of $4.04 to $5.11) Total $440,374.40	399,811	35.0%	12.1%
	12/8/2025	50,189	AWP $4.37 (range of $4.26 to $4.60) Total $219,443.40	450,000	39.4%	13.6%
	12/9/2025	70,000	AWP $4.74 (range of $4.24 to $5.02) Total $331,530.90	520,000	45.5%	15.7%
	12/10/2025	105,000	AWP $6.01 (range of $4.85 to $6.88) Total $631,283.70	625,000	54.7%	18.9%
	12/11/2025	122,000	AWP $8.38 (range of $5.59 to $9.94) Total $1,022,943.69	747,000	65.3%	22.6%
	12/12/2025	98,000	AWP $5.37 (range of $5.11 to $5.51) Total $525,824.98	845,000	73.9%	25.6%
	12/15/2025	50,000	AWP $4.31 (range of $4.10 to $4.80) Total $215,449.12	895,000	78.3%	27.1%
	12/16/2025	20,000	AWP $4.07 (range of $4.06 to $4.12) Total $81,450.00	915,000	80.0%	27.7%

Joshua Kilgore
	11/21/2025	1	$4.76	1	<1%	<1%
	11/25/2025	6,999	$5.55 AWP (range of $4.70 to $6.00)	7,000	<1%	<1%
	12/3/2025	1,000	$4.89	8,000	<1%	<1%

Cody Smith
	11/28/2025	5,000	$5.18	5,000	<1%	<1%
	12/3/2025	5,982	$4.79 AWP (range of $$4.77 to $4.83)	10,982	<1%	<1%
	12/5/2025	10,000	$4.20	20,982	<1%	<1%
	12/11/2025	2,000	$12.00	22,982	<1%	<1%
	12/15/2025	10,000	$4.60	32,982	<1%	<1%

PM Squared, LLC
	12/2/2025	1,449	$4.91	1,449	<1%	<1%
	12/5/2025	380	$4.20	1,829	<1%	<1%
	12/8/2025	112	$4.45	1,941	<1%	<1%
	12/9/2025	106	$4.68	2,047	<1%	<1%
	12/10/2025	5	$4.94	2,052	<1%	<1%
	12/16/2025	245	$4.03	2,297	<1%	<1%

Date	Cumulative Number of Shares Owned by Group(1)	Cumulative Percentage of Shares Outstanding as Reported on 11.14.25 (2)	Cumulative Percentage of Shares Outstanding as Reported on 12.17.25 (3)
11/24/2025	93,915	8.2%	<5%
11/25/2025	157,000	13.7%	<5%
11/26/2025	207,000	18.1%	6.3%
11/28/2025	213,000	18.6%	6.4%
12/01/2025	242,000	21.2%	7.3%
12/02/2025	260,599	22.8%	7.9%
12/03/2025	320,431	28.0%	9.7%
12/05/2025	430,622	37.7%	13.0%
12/08/2026	480,923	42.1%	14.6%
12/09/2025	530,047	46.4%	16.0%
12/10/2025	656,034	57.4%	19.9%
12/11/2025	780,034	68.2%	23.6%
12/12/2025	878,034	76.8%	26.6%
12/15/2026	938,034	82.0%	28.4%
12/16/2025	958,279	83.8%	29.0%

(1)
Issuer’s 1:20 reverse stock split was effective November 20, 2025.  All Shares are presented on a post-split basis.
(2)
Assumes that total Shares outstanding is 1,143,260 based on Issuer’s Form 10-Q filed November 14, 2025.
(3)
Assumes that total Shares outstanding is 3,304,639 based on Issuer’s Form 10-Q filed November 14, 2025, and Form 8-K filed December 17, 2025.

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